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                                                                 Exhibit 23(d)16
                                                         Emerging Markets Equity

                AMENDMENT TO SUBINVESTMENT MANAGEMENT AGREEMENT

     This amendment ("Amendment") is made as of March 12, 2003 by and among John Hancock Variable Series Trust I (the "Series"), Morgan Stanley Investment Management Inc. formerly known as "Morgan Stanley Dean Witter Investment Management Inc." ("Adviser"), and John Hancock Life Insurance Company, a Massachusetts corporation formerly known as "John Hancock Mutual Life Insurance Company" ("JHLICO").

                                    RECITALS

          A. Series, Adviser and JHLICO are parties to that certain Sub-Investment Management Agreement among John Hancock Variable Series Trust I, Morgan Stanley Investment Management Inc. and John Hancock Life Insurance Company dated August 1, 1999, (the "Agreement") wherein Adviser is appointed as sub-investment manager of the Emerging Markets Equity Fund ("Emerging Markets Equity Portfolio").

          B. The parties hereto desire to amend the terms of the Agreement in accordance with Rules 12d3-1, 10f-3 and 17a-10 under the Investment Company Act of 1940, as amended (the "1940 Act") pursuant to the terms of this Amendment.

                                   AMENDMENT

     Now, therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereby agree as follows:

          1. Recitals A and B are incorporated herein and made a part hereof.

          2. Morgan Stanley Investment Management Inc. will not consult with any other sub-manager to the Emerging Markets Equity Portfolio or to any other Portfolio of the Series concerning transactions of the Emerging Market Equity Portfolio in securities or other assets, except as such consultations may be reasonably necessary in order to ensure compliance with paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act or to the extent permitted under the 1940 Act, or any rule, regulation or order thereunder.

          3. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day first set forth above.

JOHN HANCOCK VARIABLE SERIES TRUST I


By: /s/ Michele G. Van Leer
    ------------------------------------
    Name: Michele G. Van Leer
    Title: President and CEO


JOHN HANCOCK LIFE INSURANCE COMPANY


By: /s/ Robert R. Reitano
    ------------------------------------
    Name: Robert R. Reitano
    Title: Senior Vice President and Chief Investment Strategist


Morgan Stanley Investment Management Inc.


By: /s/ John Pak
    ------------------------------------
    Name: John Pak
    Title: Executive Director

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